U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2006

American Capital Strategies, Ltd.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 951-6122

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 25, 2006, American Capital Strategies, Ltd. ("American Capital") entered into an amendment and restatement of its existing Credit Agreement (the "First Amended and Restated Credit Agreement") by and among American Capital as the borrower, Wachovia Bank, National Association, as Administrative Agent, swingline lender, issuing lender and as a lender, Branch Banking and Trust Company, as issuing lender, Wachovia Capital Markets, LLC, as sole bookrunner and as joint lead-arranger, BB&T Capital Markets as joint lead-arranger, Citicorp North America, Inc., JPMorgan Chase Bank, N.A. ("JPMorgan") and The Bank of Montreal as co-documentation agents and as lenders, Fortis Capital Corp., as a lender, Dresdner Bank, AG, New York and Cayman Island Branches, as a lender, Credit Suisse, Cayman Islands Branch, as a lender, HSBC Bank USA, N.A., as a lender, Bank of America, N.A., as a lender, UBS Loan Finance LLC, as a lender, WestLB AG, New York Branch, as a lender, Bayerische Hypo-und Vereinsbank AG, as a lender, Royal Bank of Canada, as a lender, Calyon Americas, as a lender, Bear Stearns Corporate Lending Inc., as a lender, PNC Bank, National Association, as a lender, Fifth Third Bank, as a lender, Union Bank of California, N.A., as a lender, Regions Bank, as a lender, Wells Fargo Bank, N.A., as a lender, Chevy Chase Bank, as a lender, Societe Generale, as a lender and Sovereign Bank, as a lender. The First Amended and Restated Credit Agreement amended certain terms of American Capital's existing unsecured revolving credit facility administered by Wachovia Bank, National Association (the "Facility"), including increasing the maximum availability thereunder from $500 million to $1.15 billion. Effective May 25, 2006, the Facility has a total committed amount of $900 million.

Affiliates of Wachovia, JPMorgan, Citicorp, BB&T, Bank of America, UBS Loan Finance LLC, Calyon Americas, Bear Stearns Corporate Lending and Bank of Montreal have also performed investment banking and advisory services for American Capital from time to time for which they have received customary fees and expenses. In addition, affiliates of Wachovia, JPMorgan, Citicorp, BB&T, Bank of America, Bank of Montreal, PNC Bank, National Association and Wells Fargo Bank, N.A. may, from time to time, engage in transactions or perform services for American Capital in the ordinary course of their business.

The foregoing description of the Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amended and Restated Credit Agreement that is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Exhibit

10.1

First Amended and Restated Credit Agreement by and among American Capital Strategies, Ltd., Wachovia Bank, National Association, Branch Banking and Trust Company, Wachovia Capital Markets, LLC, BB&T Capital Markets, Citicorp North America, Inc., JPMorgan Chase Bank, N.A., Bank of Montreal, Fortis Capital Corp., Dresdner Bank AG, New York and Cayman Island Branches, Credit Suisse, Cayman Islands Branch, HSBC Bank USA, N.A., Bank of America, N.A., UBS Loan Finance LLC, WestLB AG, New York Branch, Bayerische Hypo-Und Vereinsbank AG, Royal Bank of Canada, Calyon Americas, Bear Stearns Corporate Lending Inc., PNC Bank, National Association, Fifth Third Bank, Union Bank of California, N.A., Regions Bank, Wells Fargo Bank, N.A., Chevy Chase Bank, Societe Generale and Sovereign Bank, dated May 25, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL STRATEGIES, LTD.

Dated: June 1, 2006	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax Executive Vice President, General Counsel and Secretary